UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Information

Default Judgments Vacated

As reported in the Form 8-K Current Report filed by Ubiquity Inc., a Nevada corporation (the “Company”), on July 10, 2017, the $7.7 million default judgment previously entered on October 28, 2016 in the matter entitled Gerald D.W. North v. Ubiquity, Inc., et al, Case Number 16 C 5698, in the United Stated District Court of the Northern District of Illinois, was vacated, and the case dismissed for lack of personal jurisdiction over the Company.

In a related matter a default judgement in the matter entitled Gerald D.W. North v. Ubiquity, Inc., et al, Case Number CV 2014-093859 in the Superior Court of the State of Arizona, in and form the County of Maricopa (the “Arizona Action”) was also vacated by the court based on a stipulation of all the parties. The litigation will proceed on its merits and plaintiff’s counsel is required to submit further pleadings by August 22, 2017. The Company believes that Mr. North’s allegations are specious and totally without merit and intends to vigorously defend this matter.

Pending Administrative Hearing and Revocation of Registration Under Section 12 of the Exchange Act.

As disclosed on March 20, 2017 in the Form 8-K filed by the Company on March 20, 2017, the Company was named as a respondent in an Order Instituting Administrative Proceedings and Notice of Hearing brought by the Securities and Exchange Commission (“SEC”) pursuant to Section 12(j) of the Exchange Act, File No. 3-17884 (the “Hearing”). The purpose of the Hearing before an Administrative Law Judge was to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months or revoke the registration, of each class of securities of the Company registered pursuant to Section 12 of the Exchange Act.

On July 25, 2017, the Division of Enforcement of SEC and the Company jointly moved for a stay of the Hearing as the Company has submitted a signed settlement offer which is being considered by the SEC. The proposed settlement offering acknowledges that the Company has failed to comply with Securities Exchange Act of 1934, as amended (the “Exchange Act”) Section 13(a) and Rules 13a-1 and 13a-13 thereunder while its common stock was registered with the Commission in that it did not timely file an Annual Report on Form 10-K for its fiscal year ended December 31, 2015 or a quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016. Ubiquity also failed to comply with Exchange Act Section 13(a) and Rule 13a-13 thereunder by failing to file quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2016 and September 30, 2016.

If approved by the SEC, the contemplated settlement will provide that pursuant to Section 12(j) of the Exchange Act, the registration of the Company’s common stock and any other class of its securities registered pursuant to Section 12 of the Exchange Act will be revoked. As a result of such revocation, no member of a national securities exchange, broker, or dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, the Company’s common stock or other securities the registration of which has been revoked.

Subsequent to March 20, 2017, on June 23, 2017, the Company filed its Form 10-K for its fiscal year ended December 31, 2015, on July 12, 2017 filed its quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016, and on August 9, 2017 filed its quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2016. However, as of the date of this Current Report, the Company remains delinquent in filing its file quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2016, its Annual Report of Form 10-K for the year ended December 31, 2016 and its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017 and will not timely file its quarterly report for the fiscal quarter ended June 30, 2017.

Despite the pending revocation of its registration under the Exchange Act, the Company believes that such revocation will not permanently bar the Company from registering in the future its common stock or other securities under Section 12 of the Exchange Act. In such connection, once the Company is able to obtain its audited financial statements for the fiscal year ended December 31, 2016 and prepares all required interest financial statements required in 2017, it intends to seek to re-register its common stock and other applicable securities under Section 12 of the Exchange Act by filing a Form 10 registration statement which shall be subject to review and comment by the Division of Corporate Finance of the SEC.

There can be no assurance that the Company will be able to file a Form 10 registration statement with the SEC; that such registration statement will be declared effective by the SEC; that the Company’s common stock will again be registered under Section 12 of the Exchange Act; or that the Company’s common stock or other securities will every be listed and trade on a national securities exchange.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2017
UBIQUITY, INC.

	By:	/s/ Brenden Garrison
Brenden Garrison,
Chief Financial Officer

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